Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 4:30 PM ET, March 16, 2006

eOn Communications Reports Record Second Quarter Results from Continuing Operations

ATLANTA (March 16, 2006) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of telecommunications solutions, today reported record net income of $607,000 or $0.05 per common share for the second fiscal quarter ended January 31, 2006.

Net income for the quarter was $607,000, or $0.05 per common share, compared to a net loss of $528,000, or $0.04 per common share in the quarter ended January 31, 2005. Net income consisted of $180,000 from continuing operations, $149,000 from discontinued operations and a gain on disposal of discontinued operations of $278,000 related to the sale of Cortelco Shanghai.

Net income for the six months was $1,112,000, or $0.08 per common share, compared to a net loss of $430,000, or $0.03 per common share in the six months ended January 31, 2005. Net income consisted of $361,000 from continuing operations, $256,000 from discontinued operations, $278,000 gain on disposal of discontinued operations and an extraordinary gain on the purchase of Cortelco Shanghai.

Revenue from continuing operations for the quarter were $2,964,000, an increase of 16.1% compared to $2,553,000 for the same period last year. Income from continuing operations was $180,000, or $0.02 per common share, compared to a loss from continuing operations of $676,000 or $0.05 per common share in the quarter ended January 31, 2005.

Revenue from continuing operations for the six months ended January 31, 2006 were $6,136,000, a decrease of 13.9% compared with $7,124,000 for the same period last year. Income from continuing operations was $361,000, or $0.03 per common share, compared to a loss from continuing operations of $594,000 or $0.04 per common share in the six month period ended January 31, 2005.

During January 2006, the Company completed the sale of its 54% interest in Cortelco Shanghai Telecom Equipment Company to the 46% minority holder, Shanghai Fortune Telecommunications Technology Development Co. Ltd. and members of management of Cortelco Shanghai. Accordingly, the results of operations of Cortelco Shanghai for all periods presented are reported as discontinued operations. Income from discontinued operations for the quarter was $149,000 compared to income from discontinued operations of $148,000 in the quarter ended January 31, 2005.

-MORE-

“Due to purchasing cycles in some of our key market segments, Q2 is traditionally a very challenging quarter for us. I am pleased to report that we executed remarkably well and produced record Q2 earnings. The initiatives to return the company to profitability that we launched earlier this fiscal year are proving effective and we expect this trend to continue,” stated David Lee, eOn’s chairman and chief executive officer. “Furthermore, the proceeds from the sale of Cortelco Shanghai will fuel the strategy we are architecting in order to accelerate the company’s future growth and earnings,” added Lee.

Conference Call

The Company will host a conference call at 4:45 p.m. ET, March 16, 2006, to discuss second quarter results. To hear the call, dial 800-289-0496 or visit our investor relations website at investor.eoncc.com. A replay of the call will be posted to our investor relations website shortly following the call.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

# # #

-MORE-

eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2006	2005	2006	2005
REVENUE
Net revenue	$2,964	$2,553	$6,136	$7,124

COST OF REVENUE
Cost of revenue	1,024	959	2,084	3,026

Gross profit	1,940	1,594	4,052	4,098

OPERATING EXPENSE
Selling, general and administrative	1,176	1,537	2,436	3,105
Research and development	577	775	1,258	1,641

Total operating expense	1,753	2,312	3,694	4,746

Income (loss) from continuing operations	187	(718)	358	(648)

Interest income	33	23	67	44
Other income (expense), net	(40)	19	(64)	10

Income (loss) from continuing operations before income taxes	180	(676)	361	(594)

Income tax expense	—	—	—	—

Income (loss) from continuing operations after income taxes	180	(676)	361	(594)

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax and minority interest of $167, $164, $289 and $181, respectively	149	148	256	164
Gain on disposal of discontinued operations, net of tax of $20	278	—	278	—

Income from discontinued operations	427	148	534	164

Income (loss) before extraordinary item	607	(528)	895	(430)

EXTRAORDINARY ITEM
Extraordinary gain, net of income taxes of $0	—	—	217	—

Net income (loss)	$607	$(528)	$1,112	$(430)

Weighted average shares outstanding:
Basic	13,402	12,836	13,291	12,898
Diluted	13,469	12,836	13,356	12,898

Basic income (loss) per share:
From continuing operations after income taxes	$0.02	$(0.05)	$0.03	$(0.04)
From discontinued operations, net of tax and minority interest	0.03	0.01	0.04	0.01
From extraordinary gain, net of income taxes	—	—	0.01	—

Basic income (loss) per share	$0.05	$(0.04)	$0.08	$(0.03)

Diluted income (loss) per share:
From continuing operations after income taxes	$0.02	$(0.05)	$0.03	$(0.04)
From discontinued operations, net of tax and minority interest	0.03	0.01	0.04	0.01
From extraordinary gain, net of income taxes	—	—	0.01	—

Diluted income (loss) per share	$0.05	$(0.04)	$0.08	$(0.03)

-MORE-

eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	January 31, 2006	July 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$694	$870
Marketable securities	2,800	3,600
Trade accounts receivable, net of allowance of $569 and $1,106, respectively	3,212	2,145
Trade accounts receivable - related party	48	19
Proceeds receivable from sale of discontinued operations	1,840	—
Notes receivable - related party	300	—
Inventories	2,210	2,155
Prepaid and other current assets	309	206
Current assets of discontinued operations	—	7,408

Total current assets	11,413	16,403
Property and equipment, net	361	434
Goodwill	21	21
Non-current assets of discontinued operations	—	271

Total assets	$11,795	$17,129

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$713	$703
Trade accounts payable - related party	79	157
Deferred acquisition payment	—	914
Accrued expenses and other	1,782	1,603
Current liabilities of discontinued operations	—	4,952

Total current liabilities	2,574	8,329

Minority interest of discontinued operations	—	1,145
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.001 par value (50,000,000 shares authorized, 14,079,567 and 13,579,957 shares issued, respectively)	14	13
Additional paid-in capital	54,969	54,455
Treasury stock, at cost (676,900 shares)	(1,502)	(1,502)
Accumulated deficit	(44,260)	(45,372)
Accumulated other comprehensive income	—	61

Total stockholders’ equity	9,221	7,655

Total liabilities and stockholders’ equity	$11,795	$17,129